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                                                                      Exhibit 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                          Jurisdiction of Incorporation
- ------------------                                          -----------------------------
Maxim Integrated Products                                   England
    UK Limited

Maxim International Inc.                                    Virgin Islands

Maxim GmbH                                                  Germany

Maxim SARL                                                  France

Maxim Japan                                                 Japan

    These Subsidiaries are 100% owned by the Registrant.

Maxtek Components Corporation                               Oregon

    This Subsidiary is 50% owned by the Registrant.



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